EXHIBIT 24


                            POWER OF ATTORNEY



     We, the undersigned officers and directors of Crompton & Knowles Corporation, hereby constitute and appoint Vincent A. Calarco, Charles J. Marsden and John T. Ferguson II, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of Crompton & Knowles Corporation for the fiscal year ended December 27, 1997, and any and all amendments thereto.

     IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on January 20, 1998.


Signature             Title               Signature       Title

Principal Executive
Officer:

                      Chairman of the
/s/Vincent A. Calarco Board, President, /s/Robert A. Fox
   Vincent A. Calarco CEO and Director     Robert A. Fox Director



Principal Financial                    /s/Roger L. Headrick
Officer:                                  Roger L. Headrick Director

                      Sr. Vice President
                      Chief Financial
/s/Charles J. Marsden Officer and     /s/Leo I. Higdon, Jr.
   Charles J. Marsden Director           Leo I. Higdon, Jr. Director



Principal Accounting                  /s/Michael W. Huber
Officer:                                 Michael W. Huber Director


/s/Peter Barna        Vice President- /s/C.A.Piccolo
   Peter Barna        Finance            C.A. Piccolo Director


/s/James A. Bitonti                  /s/Patricia K. Woolf
   James A. Bitonti   Director          Patricia K. Woolf Director